SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release is made and entered into as of April 4, 2007 (this “Agreement”), by and between Paul Eibeler (the “Executive”) and Take-Two Interactive Software, Inc., a Delaware corporation (together with its parents, subsidiaries, affiliates and related entities, the “Company”). The purpose of this Agreement is to acknowledge, and set forth the terms of, the Executive’s termination of employment with the Company.

1.  Termination Date. The Executive hereby confirms that (a) effective as of April 4, 2007 (the “Termination Date”), his employment with the Company terminated, (b) effective as of March 29, 2007, he resigned from his position as Chief Executive Officer and President of the Company, and (c) he will not be eligible for any benefits or compensation after the Termination Date, other than as specifically provided herein. In addition, effective as of the Termination Date, the Executive hereby confirms his resignation from all other offices, directorships, trusteeships, committee memberships and fiduciary capacities held with, or on behalf of, the Company or it subsidiaries or any benefit plans of the Company. The Executive acknowledges and agrees that he will not represent himself as being an employee, officer, director, trustee, member, partner, agent or representative of the Company or any of its subsidiaries for any purpose and will not make any public statements on behalf of the Company or any of its subsidiaries.

2.  Severance Payments. Subject to the terms and conditions of this Agreement, including the Executive’s executing (and not revoking) this Agreement, the Executive will be entitled to receive the following:

(a)  Subject to the provisions of Section 19, an amount equal to $2,475,000.00, which represents 1.5 times the total of the Executive’s current annual base salary and target bonus for 2007, as soon as practicable following the Effective Date (as defined in Section 22).

(b)  Any vesting or service requirements with respect to any stock options or shares of restricted stock granted to the Executive prior to the Termination Date will be deemed satisfied. Notwithstanding anything to the contrary in any agreement with the Company, any stock options granted to the Executive prior to the Termination Date that remain outstanding as of the Termination Date will remain exercisable until July 3, 2007. Executive and the Company acknowledge that as of the date of this Agreement, Executive’s Company stock option and restricted stock holdings are as follows (all of which are fully vested as of the date of this Agreement): (i) 100,000 shares of restricted stock, (ii) options to purchase 450,000 shares of common stock of the Company at an exercise price per share of $21.28; (iii) options to purchase 75,000 shares of common stock of the company at an exercise price per share of $19.89.

(c)  Executive’s accrued, but unpaid base salary and accrued vacation through the Termination Date, and unreimbursed business expenses through the Termination Date (subject to the satisfaction of the requirements of the Company’s business expense reimbursement policy), in each case payable in accordance with Company policy.

3.  The Executive’s Consultancy Obligations.

(a)  The Executive agrees to serve in good faith as a consultant for the Company on an as-needed basis as determined by the Board of Directors of the Company or the Acting Chief Executive Officer of the Company, and the Executive agrees to be reasonably available to the Company for such purpose, during the period from the Termination Date through the earliest of (i) October 4, 2007 or (ii) the Executive’s death, incapacity to provide services for more than 20 consecutive days or upon notice in the event of the Executive’s willful misconduct, activities detrimental to the interests of the Company or breach of this Agreement which is not cured within five (5) days of written notice thereof (the “Consulting Period”). The Executive’s services will be of an advisory nature only, primarily focusing on transition issues, and the Executive will have no power of decision with respect to any matters which are the subject of consultation and will not have any responsibility in connection with the active management of the Company.

(b)  During the Consulting Period, subject to the provisions of Section 19, the Executive will be entitled to the following payments and benefits:

(i)  A monthly consulting fee of $50,000.00, payable in arrears on the first day of each month for six consecutive months commencing on May 1, 2007.

(ii)  Subject to (A) the Executive’s timely election of continuation coverage under the Consolidated Budget Omnibus Reconciliation Act of 1985, as amended (“COBRA”) and (B) the Executive’s continued copayment of premiums at the same level and cost to the Executive as if the Executive were an employee of the Company (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), to the extent permitted under applicable law and the terms of such plan, during the period from the Termination Date through October 4, 2007, continued participation in the Company’s group health plan which covers the Executive and his eligible dependents as of the Termination Date at the Company’s expense (other than the aforementioned premiums), provided that the Executive is eligible and remains eligible for COBRA coverage; provided, however, that if the Executive accepts other employment (whether or not comparable) that offers substantially similar or improved group health benefits, the Executive will immediately notify the Company of his eligibility for such benefits and such continuation of coverage by the Company under this sub-paragraph (ii) will immediately cease.

(iii)  A monthly car allowance of $799.00.

(c)  The Executive understands that he is responsible for the full reporting and payment of local, state and federal taxes and statutory benefits, including Social Security (FICA), workers compensation, disability, and unemployment insurance. No deductions, withholding, or additional payments for such purposes will be made by the Company. The Executive will indemnify and hold the Company harmless with regard to any failure of him to fulfill his obligations with regard to such taxes or statutory benefits. The Executive further understands and agrees that the services rendered by him pursuant to this Section 3 will be those of an independent consultant and not of an agent or employee of the Company and that he will not be eligible to participate in or entitled to receive any employee benefits from the Company as a result of the services rendered pursuant to this Section 3, even if subsequently determined by any court, the Internal Revenue Service or any other governmental agency to be a common law employee of the Company.

(d)  The Executive agrees that upon the termination or expiration of the Consulting Period, he will sign and deliver to the Company an executed General Release for the period of the consultancy substantially similar in form to the document attached hereto as Exhibit A.

4.  Return of Property. As soon as practicable after the date hereof, the Executive agrees to deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all files or other property (both tangible and intellectual) of the Company (said property includes, but is not limited to, files, monthly management financial booklets, projections, forecasts, balance sheets, income statements, audited financial statements, total cost development budgets, actual or prospective purchaser or customer lists, written proposals and studies, plans, drawings, specifications, reports to creditors, books, accounts, reports to directors, minutes, resolutions, certificates, bank account numbers, passwords, rolodexes, credit cards, computers, fax machines, cellular or other telephones, Blackberries, beepers, PDA’s, keys, card access keys to any Company building, deeds, contracts, office equipment and supplies, records, computer disks, any other documents or things received or acquired in connection with the Executive’s employment with the Company, etc.) without retaining any copies or extracts thereof.

5.  Full Discharge. The Executive agrees and acknowledges that the payments and benefits provided in Section 2 and Section 3 and the other entitlements hereunder: (a) are in full discharge of any and all liabilities and obligations of the Company to the Executive, monetarily or with respect to employee benefits or otherwise, including any and all obligations arising under any alleged written or oral employment agreement, policy, plan or procedure of the Company, including the Employment Agreement dated May 6, 2005 between the Executive and the Company (the “Employment Agreement”) and/or any alleged understanding or arrangement between the Executive and the Company or any of its officers or directors; and (b) exceed any payment, benefit, or other thing of value to which the Executive might otherwise be entitled but for this Agreement under any policy, plan or procedure of the Company or any prior agreement between the Executive and the Company, except for accrued, vested amounts under any tax-qualified pension plan maintained by the Company, which amounts, if any, will be paid in accordance with the terms of such plan or plans, or benefits required to be provided under COBRA.

6.  Future Conduct and Obligations.

(a)  The Executive, on behalf of himself, his agents, attorneys, heirs, dependents, executors, administrators, trustees, legal representatives and assigns, agrees that he will not (and will cause his affiliates to not) at any time engage in any form of conduct, or make any statements or representations, that disparage or otherwise impair the reputation, goodwill, or commercial interests of the Company, its management, directors, stockholders, subsidiaries, parents, and/or other direct or indirect affiliates.

(b)  To the extent legally permissible and not inconsistent with Executive’s rights and interests, the Executive will use reasonable best efforts to assist and cooperate with the Company (and its outside counsel) in connection with the defense or prosecution of any claim that may be made or threatened against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including preparing for and testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by the Executive, pertinent knowledge possessed by the Executive, or any act or omission by the Executive. The Executive will perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Section 6(b).

(c)  The Executive agrees to promptly inform the Company if the Executive becomes aware of any claim that may be made or threatened against the Company.

(d)  The Executive hereby acknowledges the existence and applicability of the restrictions set forth in Section 7 of the Employment Agreement. Such restrictions will remain in full force and effect following the Termination Date as provided in the Employment Agreement.

7.  General Release.

(a)  For an in consideration of the payments to be made and the promises set forth in this Agreement, the Executive, with the intention of binding himself, his agents, attorneys, heirs, dependents, executors, administrators, trustees, legal representatives and assigns, does hereby (and will cause his affiliates to) irrevocably and unconditionally release, acquit, remise and forever discharge the Company, any and all of their employee benefit and/or pension plans or funds, insurers, successors and assigns, each of the parties to the agreement dated as of March 4, 2007 by and among OppenheimerFunds, Inc., D. E. Shaw & Co., L.P., S.A.C. Capital Management, LLC, Tudor Investment Corporation and ZelnickMedia Corporation and all of its or their past, present and/or future stockholders, partners, members, heirs, executors, administrators, agents, employees, officers, directors, managers, successors, insurers, assigns, attorneys, counsel, fiduciaries and trustees, whether acting as agents for the Company or in their individual capacities (the “Releasees”), of and from any and all manner of actions, cause or causes of action, suits, debts, sums of money, costs, interests, attorneys’ fees, liabilities, contracts, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, charges, claims, counterclaims and demands, whatsoever, in law or in equity or otherwise, that the Executive now has or may have, whether mature, direct, derivative, subrogated, personal, assigned, both known and unknown, foreseen or unforeseen, contingent or actual, liquidated or unliquidated, arising from the beginning of the world until the date that the Executive signs this Agreement, including, but not limited to, any claims arising in any way out of his serving as a director of the Company, his hiring by the Company, his employment with the Company, or his separation from the Company. The Executive hereby expressly waives the benefits of any statute or rule of law which, if applied to this General Release, would otherwise exclude from its binding effect any claims not now known by the Executive to exist. The foregoing release of claims by the Executive includes, but is not limited to, any and all claims for damages, attorneys’ fees, or costs under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq., the Americans with Disabilities Act (“ADA”), 42 U.S.C. § 12101 et seq., the Civil Rights Act of 1991, 42 U.S.C. § 1981a et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., the Fair Labor Standards Act (“FLSA”), 29 U.S.C. § 201 et seq., the Family and Medical Leave Act (“FMLA”), Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Sarbanes-Oxley Act of 2002, the United States Constitution, the Constitution of the State of New York, or of any other state or country, the New York State Human Rights Law, the New York Executive Law, the New York Labor Law, the New York City Administrative Code and all other similar federal, state, or municipal statutes or ordinances prohibiting discrimination or pertaining to employment, and any contract, tort, or common law theories with respect to the Executive’s serving as a director of the Company, his hiring by the Company, his employment with the Company, or his separation from the Company.

(b)  The Company and the Executive acknowledge and agree that the General Release set forth in Section 7(a) does not in any way affect: (i) the Executive’s rights including but not limited to those of indemnification or contribution to which the Executive was entitled immediately prior to the Termination Date under the Company’s By-laws, the Company’s Certificate of Incorporation, that certain indemnification agreement dated June 21, 2006 between the Executive and the Company or otherwise with regard to the Executive’s service as an officer and director of the Company; (ii) the Executive’s rights as a stockholder (other than the right to sue, which is released); (iii) the Executive’s accrued, vested rights under any tax-qualified pension plan maintained by the Company; and (iv) the rights of either party to take whatever steps may be necessary to enforce the terms of this Agreement or to obtain appropriate relief in the event of any breach of the terms of this Agreement.

8.  No Existing Suit. The Executive represents and warrants that, as of the Effective Date of this Agreement, he has not filed or commenced any suit, claim, charge, complaint, action, arbitration, or legal proceeding of any kind against the Company. The Executive agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the claims released hereunder, or in any manner asserts against the Releasees any of the claims released hereunder, including through any motion to reconsider, reopen or appeal the dismissal of the action, then he will pay to the Releasees against whom such claim(s) is asserted, in addition to any other damages caused thereby, all attorneys’ fees incurred by such Releasees in defending or otherwise responding to said suit or claim. Provided however, that the requirement that the Executive pay the Releasees attorneys’ fees will not be applicable to a claim or portion of a claim that the release is not valid under the Older Workers Benefit Protection Act, or any claim asserted under the ADEA.

9.  No Participation in Third Party Civil Litigation. The Executive agrees and promises not to voluntarily participate, without receiving the prior written approval of the Company, in any pending or future civil case, arbitration, agency proceeding, or other legal proceeding brought against the Company by a non-Governmental third party (“Third Party Civil Litigation”) with respect to any issues whatsoever. The Executive also agrees that he will not intentionally cause, encourage, or participate in any Third Party Civil Litigation maintained or instituted against the Company. Specifically, among other things, this Section 9 is intended to preclude the Executive from (a) voluntarily providing any party involved in a Third Party Civil Litigation, as defined above, against the Company with any statement, oral or written, sworn or unsworn, to be used in connection with that Third Party Civil Litigation, and/or (b) voluntarily appearing for the purpose of providing deposition or trial testimony at such party’s request without the prior written approval of the Company.

10.  Certain Forfeitures in Event of Breach or Other Liability to the Company. The Executive acknowledges and agrees that, notwithstanding any other provision of this Agreement, if the Executive breaches any obligation under this Agreement, which breach has a material impact on the Company, or there is a final determination by a court of competent jurisdiction, or an agreement by the Executive as part of a settlement, that the Executive is otherwise liable to the Company, the Company retains the right to recoup any and all benefits provided for in Section 2 or Section 3, any damages suffered by the Company, plus reasonable attorneys’ fees incurred in connection with such recovery and, to the extent that such benefits have not been fully disbursed to the Executive, the Company reserves its rights to stop all future disbursements of such benefits.

11.  Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior promises or agreements made by, to, or between the parties, whether oral or written with respect to the subject matter hereof, including the Employment Agreement (other than as specifically provided herein). This Agreement may not be amended except by a writing signed by all the parties. There are no other promises, agreements, or commitments made by, to, or between the parties, other than those set forth in the written text of this Agreement.

12.  No Transfer by Executive. The Executive represents and warrants that he has not sold, assigned, transferred, conveyed or otherwise disposed of to any third party, by operation of law or otherwise, any action, cause of action, suit, debt, obligations, account, contract, agreement, covenant, guarantee, controversy, judgment, damage, claim, counterclaim, liability or demand of any nature whatsoever relating to any matter covered by this Agreement. This Agreement is personal to the Executive and he may not assign, pledge, delegate or otherwise transfer any of his rights, obligations or duties under this Agreement.

13.  Choice of Law; Jurisdiction; Venue. This Agreement will be governed by, construed in accordance with, and enforced pursuant to the laws of the State of New York without regard to principles of conflict of laws. The parties hereto waive any defense of lack of jurisdiction or venue as not being a resident of New York County, New York, and hereby specifically authorize any action brought by either party to this Agreement to be instituted and prosecuted in either the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, at the election of the party bringing such action.

14.  Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterparts, each of which together constitute one and the same instrument.

15.  Notices. Any notice, waiver or other communication given hereunder will be delivered (except as set forth in Section 17 in respect of a written notice of revocation) as follows: (a) in the case of the Company, by personal delivery, certified or registered mail (return receipt requested), or delivery by a recognized overnight commercial courier, addressed to Seth Krauss, Esq., Executive Vice President and General Counsel, Take-Two Interactive Software, Inc., 622 Broadway, New York, New York, 10012, with a courtesy copy to Arnold S. Jacobs, Esq., Proskauer Rose LLP, 1585 Broadway, New York, New York 10036; and (b) in the case of Paul Eibeler, by personal delivery, certified or registered mail (return receipt requested), or delivery by a recognized overnight commercial courier, addressed to the last address on the records of the Company. Notices served will be deemed given and effective upon actual receipt (or refusal of receipt).

16.  Nonadmissibility; No Company Release. Nothing contained in this Agreement, or the fact of its submission to the Executive, will be admissible evidence against the Company in any judicial, administrative, or other legal proceeding (other than an action for breach of this Agreement), or be construed as an admission of any liability or wrongdoing on the part of the Company of any violation of federal, state, or local statutory law, common law or regulation. Furthermore, nothing contained in this Agreement, is intended to be, or will be construed as, a release by the Company of any claims against the Executive.

17.  Knowing and Voluntary Waiver. By signing this Agreement, the Executive expressly acknowledges and agrees that: (a) he has carefully read it and fully understands what it means; (b) he is hereby advised in writing to discuss this Agreement with an attorney before signing it; (c) he has been given at least 21 calendar days to consider this Agreement; (d) he has agreed to this Agreement knowingly and voluntarily and was not subjected to any undue influence or duress; (e) he may revoke his acceptance of this Agreement within seven days after he signs it by sending written notice of revocation as set forth below; and (f) on the eighth day after he executes this Agreement, this Agreement becomes effective and enforceable. The parties agree that the Executive may revoke this Agreement within seven days after the Executive executes the Agreement. Any revocation within this period must be submitted, in writing, to Seth Krauss, Esq., Executive Vice President and General Counsel, Take-Two Interactive Software, Inc., 622 Broadway, New York, New York, 10012, stating “I hereby revoke my acceptance of the Agreement.” The revocation must be personally delivered to Mr. Krauss or mailed to him and postmarked within seven days of the Executive’s execution of the Agreement. If the last day of the revocation period is a Saturday, Sunday or legal holiday, then the revocation period will be extended to the following day which is not a Saturday, Sunday or legal holiday. The Executive agrees that if he does not execute this Agreement or, in the event of revocation, he will not be entitled to receive any of the amounts or benefits under Section 2 (other than pursuant to Section 2(c)).

18.  Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

19.  Tax Matters.

(a)  The Company may withhold from any amounts payable under this Agreement or otherwise such federal, state and local taxes as are required to be withheld (with respect to amounts payable hereunder or under any benefit plan or arrangement available to the Company’s employees) pursuant to any applicable law or regulation.

(b)  The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement will be interpreted to be in compliance therewith. Notwithstanding any provision to the contrary in this Agreement, since the Executive is a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment or benefit will not be made or provided prior to the earlier of (A) the expiration of the six-month period measured from the date of the Executive’s “separation from service” (as such term is defined under Section 409A) or (B) the date of the Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 19 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) will be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement will be paid or provided in accordance with the normal payment dates specified for them herein. Notwithstanding the foregoing, to the extent that the foregoing applies to the provision of any ongoing welfare benefits to the Executive that would not be required to be delayed if the premiums therefore were paid by the Executive, the Executive will pay the full cost of premiums for such welfare benefits during the Delay Period and the Company will pay the Executive an amount equal to the amount of such premiums paid by the Executive during the Delay Period promptly after its conclusion. In no event whatsoever will the Company be liable for any additional tax, interest or penalties that may be imposed on the Executive by Section 409A or any damages for failing to comply with Section 409A or this Section 19.

20.  Third Party Beneficiaries. Each Releasee will be a third party beneficiary to this Agreement, with full rights to enforce this Agreement and the matters documented herein.

21.  Interpretation. The parties hereto acknowledge and agree that: (a) each party hereto and its counsel reviewed and negotiated the terms and provisions of the Agreement and have contributed to their revision; and (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of the Agreement. The words “include”, “includes”, “included”, “including” and “such as” do not limit the preceding words or terms and will be deemed to be followed by the words “without limitation”.

22.  Effective Date. This Agreement will not become effective or enforceable until seven days after the date of execution of this Agreement by the Executive (the “Effective Date”).

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year set forth at the head of this Agreement.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Seth D. Krauss
Name: Seth D. Krauss
Title: EVP and General Counsel

EXECUTIVE

By:	/s/ Paul Eibeler
Paul Eibeler

Exhibit A

Form of General Release

For an in consideration of the good and valuable consideration provided for in the Separation Agreement and General Release dated as of April [●], 2007 (the “Separation Agreement”), by and between Paul Eibeler (“Mr. Eibeler”) and Take-Two Interactive Software, Inc., a Delaware corporation (together with its parents, subsidiaries, affiliates and related entities, the “Company”), the receipt and sufficiency of which hereby are acknowledged, and to supplement the General Release in the Separation Agreement, Mr. Eibeler, with the intention of binding himself, his agents, attorneys, heirs, dependents, executors, administrators, trustees, legal representatives and assigns does hereby (and will cause his affiliates to) irrevocably and unconditionally release, acquit, remise and forever discharge the Company, any and all of their employee benefit and/or pension plans or funds, insurers, successors and assigns, each of the parties to the agreement dated as of March 4, 2007 by and among OppenheimerFunds, Inc., D. E. Shaw & Co., L.P., S.A.C. Capital Management, LLC, Tudor Investment Corporation and ZelnickMedia Corporation and all of its or their past, present and/or future stockholders, partners, members, heirs, executors, administrators, agents, employees, officers, directors, managers, successors, insurers, assigns, attorneys, counsel, fiduciaries and trustees, whether acting as agents for the Company or in their individual capacities (the “Releasees”), of and from any and all manner of actions, cause or causes of action, suits, debts, sums of money, costs, interests, attorneys’ fees, liabilities, contracts, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, charges, claims, counterclaims and demands, whatsoever, in law or in equity or otherwise, that Mr. Eibeler now has or may have, whether mature, direct, derivative, subrogated, personal, assigned, both known and unknown, foreseen or unforeseen, contingent or actual, liquidated or unliquidated, arising from April [●], 2007 until the date that Mr. Eibeler signs this Agreement, covering any claims arising from this period with respect to Mr. Eibeler’s relationship with the Releasees. Mr. Eibeler hereby expressly waives the benefits of any statute or rule of law which, if applied to this General Release, would otherwise exclude from its binding effect any claims not now known by Mr. Eibeler to exist. The foregoing release of claims by Mr. Eibeler includes, but is not limited to, any and all claims for damages, attorneys’ fees, or costs under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq., the Americans with Disabilities Act (“ADA”), 42 U.S.C. § 12101 et seq., the Civil Rights Act of 1991, 42 U.S.C. § 1981a et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., the Fair Labor Standards Act (“FLSA”), 29 U.S.C. § 201 et seq., the Family and Medical Leave Act (“FMLA”), Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Sarbanes-Oxley Act of 2002, the United States Constitution, the Constitution of the State of New York, or of any other state or country, the New York State Human Rights Law, the New York Executive Law, the New York Labor Law, the New York City Administrative Code, and all other similar federal, state, or municipal statutes or ordinances prohibiting discrimination or pertaining to contract, tort, or common law theories with respect to Mr. Eibeler’s relationship with the Releasees from April [●], 2007 through the signing of this General Release.

EXECUTIVE

________________________
Paul Eibeler

Dated: ________________, 2007

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